As filed with the Securities and Exchange Commission on February 8, 1999
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                       UNITED INTERNATIONAL HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                                              84-1116217
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


   4643 South Ulster Street, Suite 1300                            80237
             Denver, Colorado                                   (Zip Code)
         Telephone: (303) 770-4001
  (Address of Principal Executive Offices)

                             ----------------------
                       UNITED INTERNATIONAL HOLDINGS, INC.
                             Stock Option Plan
                           for Non-Employee Directors
                           (effective March 20, 1998)
                             ----------------------

             Michael T. Fries                               With Copies to:
                President
   4643 South Ulster Street, Suite 1300                  Garth B. Jensen, Esq.
         Denver, Colorado 80237                        Holme Roberts & Owen LLP
       Telephone: (303) 770-4001                       1700 Lincoln, Suite 4100
  (Name, Address, and Telephone Number,                 Denver, Colorado 80202
Including Area Code, of Agent for Service)             Telephone: (303) 866-0477

                         CALCULATION OF REGISTRATION FEE
======================================================================================================
                                          Proposed Maximum      Proposed Maximum
 Title of Securities     Amount to be      Offering Price      Aggregate Offering       Amount of
   to be Registered       Registered        Per Share(1)           Price (1)         Registration Fee
------------------------------------------------------------------------------------------------------
       Class A             500,000           $48.5625            $24,281,250             $6,750
     Common Stock
   ($.01 par value)
------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee for the shares being registered hereby pursuant to Rule 457(h) based on an exercise price of $48.5625 per share (the average of the high and low sales price for Class A Common Stock on February 1, 1999, as reported on the Nasdaq National Market).

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Note: The document(s) containing the plan information required by Item 1 of Part I of this Form S-8 and the statement of availability of registrant information and other information required by Item 2 of Part I of this Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         United International Holdings, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Commission File No. 0-21974):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998.
         (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended May 31, 1998.
         (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1998.
         (d) The Company's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1998.
         (e)   The Company's Current Report on Form 8-K dated July 10, 1998.
         (f)   The Company's Current Report on Form 8-K dated August 21, 1998.
         (g) Item 1 of the Company's Registration Statement on Form 8-A dated June 22, 1993.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in the document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Class A Common Stock registered hereby is being passed upon for the Company by Holme Roberts & Owen LLC, Denver, Colorado. Certain members of Holme Roberts & Owen LLC beneficially own 73,870 shares of the Company's Class B Common Stock, par value $0.01 per share.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

         Article Sixth of the Company's Second Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law, directors of the Company shall not be liable to the Company or any of its stockholders for damages caused by a breach of a fiduciary duty by such director.

         Article Seventh of the Company's Second Restated Certificate of Incorporation, as amended, requires the Company to indemnify, to the fullest extent authorized by applicable law, any person who is or is threatened to be made a party to any civil, criminal, administrative, investigative, or other action or proceeding instituted or threatened by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

         Article Sixth and Seventh both provide that no amendment or repeal of such Articles shall adversely affect any right or protection that existed under said Articles immediately before the amendment or repeal.

         Article VI of the Company's Bylaws also contains indemnity provisions requiring the Company to indemnify the directors and officers of the Company for or on account of any action performed on behalf of the Company, to the fullest extent provided by the laws of the State of Delaware. Such provisions provide for the payment by the Company, to the fullest extent provided by law, of amounts to cover expenses incurred in a proceeding, which may give rise to indemnification rights. Such expenses to include attorneys' fees, investigation expenses and all other costs incurred in preparation of the proceeding. The Bylaw provisions impose upon the Company the burden of proving that a person is not entitled to indemnification in any particular case and negate certain
presumptions   that  may  otherwise  be  drawn   against  such  person   seeking
indemnification in connection with the termination of actions in certain circumstances. These rights of indemnification are not exclusive of any other rights the person may have under the laws of the State of Delaware, the Company's Bylaws or otherwise. Although not requiring directors' and officers' liability insurance, the Bylaws require a person to be provided with the maximum coverage available for any director or officer of the Company if there is such a policy.

         The Company has purchased liability insurance policies covering its officers and directors.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8   Exhibits

Exhibit
Number         Description
------         -----------

  4.1 Second Restated Certificate of Incorporation of the Company dated June 4, 1993 (incorporated herein by reference to Exhibit 3.1A of Amendment No. 1 to the Company's Registration Statement on Form S-1 (Commission File No. 33-61376)).

  4.2 Certificate of Amendment to the Second Restated Certificate of Incorporation of the Company dated February 7, 1994 (incorporated herein by reference to Exhibit 3.3 of Company's Annual Report of Form 10-K for the year ended February 28, 1994 (Commission File No. 0-21974)).

  4.3 Restated Bylaws of the Company as adopted May 25, 1993 (incorporated herein by reference to Exhibit 3.2A of Amendment No. 1 to the Company's Registration Statement on Form S-1 (Commission File No. 33-61376)).

  4.4 Specimen Stock Certificate for the Company's Class A Common Stock, par value $0.01 per share (incorporated herein by reference to Exhibit 4.1 of Amendment No. 1 to the Company's
               Registration   Statement  on  Form  S-1   (Commission   File  No.
               33-61376)).

  5.1          Legality opinion of Holme Roberts & Owen LLP.

 23.1 Consent of Independent Public Accountants--Arthur Andersen LLP (United International Holdings, Inc.).

 23.2          Consent   of   Independent    Accountants--PricewaterhouseCoopers
               (Cabodinamica TV Cabo Sao Paulo, S.A.) (for the years ended December 31, 1994 and 1995).

 23.3 Consent of Independent Accountants--PricewaterhouseCoopers LLP (Monor Communications Group, Inc.) (for the years ended December 31, 1994 and 1995).

 23.4          Consent of Independent Public Accountants--Arthur  Andersen & Co.
               (United Pan-Europe Communications N.V.) (for years ended December 31, 1996 and 1997).

 23.5          Consent of Independent Public Accountants--Arthur  Andersen & Co.
               (United and Philips Communications B.V.) (for year ended December 31, 1995).

 23.6          Consent of Independent Public Accountants--KPMG  Accountants N.V.
               (United and Philips Communications B.V.) (for year ended December 31, 1995).

 23.7 Consent of Independent Public Accountants--Galaz, Gomez Morfin, Chavero, Yamazaki, S.C. (Tele Cable de Morelos, S.A. de C.V.).

 23.8 Consent of Independent Public Accountants--Arthur Andersen LLP (United International Properties, Inc.).

 23.9          Consent  of  Independent  Public   Accountants--Deloitte   Touche
               Tohmatsu (XYZ Entertainment Pty Ltd.) (for the year ended December 31, 1995).

 23.10 Consent of Independent Public Accountants--Arthur Andersen LLP (UIH Europe, Inc. f/k/a Joint Venture, Inc.)

 23.11 Consent of Independent Public Accountants--PricewaterhouseCoopers (Telefenua S.A.) (for the year ended December 31, 1995).

 23.12         The  consent of Holme  Roberts & Owen LLP is  included in Exhibit
               5.1.

 24.1          Power of Attorney.

Item 9.   Undertakings.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 8, 1999.

                                            UNITED INTERNATIONAL HOLDINGS, INC.,
                                            a Delaware corporation

                                            By:  /S/ Valerie L. Cover
                                               ---------------------------------
                                                 Valerie L. Cover
                                                 Vice President and Controller

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

             Signatures                            Title                          Date
             ----------                            -----                          ----
                   *                    Chairman of the Board and Chief           January 29, 1999
-------------------------------------   Executive Officer
           Gene W. Schneider

                   *                    President (Principal Financial Officer)   January 29, 1999
-------------------------------------
           Michael T. Fries


         /S/ Valerie L. Cover           Vice President and Controller (Principal  February 8, 1999
-------------------------------------   Accounting Officer)
           Valerie L. Cover

                   *                    Director                                  January 22, 1999
-------------------------------------
           Albert M. Carollo

                   *                    Director                                  January 22, 1999
-------------------------------------
           John P. Cole, Jr.

                   *
-------------------------------------   Director                                  January 26, 1999
         Lawrence F. DeGeorge

                   *                    Director                                  January 22, 1999
-------------------------------------
         Lawrence J. DeGeorge

                   *                    Director                                  January 29, 1999
-------------------------------------
           Antony P. Ressler

                   *                    Director                                  January 26, 1999
-------------------------------------
            John F. Riordan

                   *                    Director                                  January 26, 1999
-------------------------------------
          Curtis W. Rochelle

                   *
-------------------------------------   Director                                  January 26, 1999
           Mark L. Schneider

                   *                    Director                                  January 23, 1999
-------------------------------------
           Bruce H. Spector

* By:    /S/ Valerie L. Cover                                                      February 8, 1999
    ----------------------------------
    Valerie L. Cover, Attorney-in-fact

                                            INDEX TO EXHIBITS

Exhibit
Number         Description
-------        ------------


  4.1 Second Restated Certificate of Incorporation of the Company dated June 4, 1993 (incorporated herein by reference to Exhibit 3.1A of Amendment No. 1 to the Company's Registration Statement on Form S-1 (Commission File No. 33-61376)).

  4.2 Certificate of Amendment to the Second Restated Certificate of Incorporation of the Company dated February 7, 1994 (incorporated herein by reference to Exhibit 3.3 of Company's Annual Report of Form 10-K for the year ended February 28, 1994 (Commission File No. 0-21974)).

  4.3 Restated Bylaws of the Company as adopted May 25, 1993 (incorporated herein by reference to Exhibit 3.2A of Amendment No. 1 to the Company's Registration Statement on Form S-1 (Commission File No. 33-61376)).

  4.4 Specimen Stock Certificate for the Company's Class A Common Stock, par value $0.01 per share (incorporated herein by reference to Exhibit 4.1 of Amendment No. 1 to the Company's
               Registration   Statement  on  Form  S-1   (Commission   File  No.
               33-61376)).

  5.1          Legality opinion of Holme Roberts & Owen LLP.

 23.1 Consent of Independent Public Accountants--Arthur Andersen LLP (United International Holdings, Inc.).

 23.2          Consent   of   Independent    Accountants--PricewaterhouseCoopers
               (Cabodinamica TV Cabo Sao Paulo, S.A.) (for the years ended December 31, 1994 and 1995).

 23.3 Consent of Independent Accountants--PricewaterhouseCoopers LLP (Monor Communications Group, Inc.) (for the years ended December 31, 1994 and 1995).

 23.4          Consent of Independent Public Accountants--Arthur  Andersen & Co.
               (United Pan-Europe Communications N.V.) (for years ended December 31, 1996 and 1997).

 23.5          Consent of Independent Public Accountants--Arthur  Andersen & Co.
               (United and Philips Communications B.V.) (for year ended December 31, 1995).

 23.6          Consent of Independent Public Accountants--KPMG  Accountants N.V.
               (United and Philips Communications B.V.) (for year ended December 31, 1995).

 23.7 Consent of Independent Public Accountants--Galaz, Gomez Morfin, Chavero, Yamazaki, S.C. (Tele Cable de Morelos, S.A. de C.V.).

 23.8 Consent of Independent Public Accountants--Arthur Andersen LLP (United International Properties, Inc.).

 23.9          Consent  of  Independent  Public   Accountants--Deloitte   Touche
               Tohmatsu (XYZ Entertainment Pty Ltd.) (for the year ended December 31, 1995).

 23.10 Consent of Independent Public Accountants--Arthur Andersen LLP (UIH Europe, Inc. f/k/a Joint Venture, Inc.)

 23.11 Consent of Independent Public Accountants--PricewaterhouseCoopers (Telefenua S.A.) (for the year ended December 31, 1995).

 23.12         The  consent of Holme  Roberts & Owen LLP is  included in Exhibit
               5.1.

 24.1          Power of Attorney.